UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2013

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in Item 7.01 to this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

Item 7.01.	Regulation FD Disclosure.
On April 8, 2013, VeriSign, Inc. (“Verisign”) announced a proposed offering ("the Offering") of $600 million aggregate principal amount of senior notes due 2023 (the “Notes”). A copy of this press release is attached hereto as Exhibit 99.1. In connection with the offering of the Notes, Verisign is disclosing its Adjusted EBITDA, Adjusted EBITDA from continuing operations and cash interest expense for the periods shown below.
“Adjusted EBITDA” and “Adjusted EBITDA from continuing operations” are non-GAAP financial measures. Adjusted EBITDA from continuing operations refers to net income (loss) attributable to Verisign stockholders before discontinued operations, interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on Verisign's $1.25 billion principal amount of 3.25% convertible debentures due August 15, 2037 (" the Subordinated Convertible Debentures") and unrealized loss (gain) on hedging agreements. Adjusted EBITDA refers to net income adjusted for income tax expenses, depreciation and amortization, interest expense, stock-based compensation, unrealized loss (gain) on the contingent interest derivative on the Subordinated Convertible Debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles net income (loss) attributable to Verisign stockholders for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 to Adjusted EBITDA from continuing operations (in millions):

	Year Ended December 31,
	2012	2011	2010	2009	2008
Net income (loss) attributable to Verisign stockholders	$320	$143	$831	$246	$(374)
(Income) loss from discontinued operations attributable to Verisign stockholders, net of tax	(8)	(4)	(761)	(154)	406
Interest expense	50	147	158	47	44
Income tax expense (benefit)	100	55	25	33	(12)
Depreciation and amortization	55	56	58	68	63
Stock-based compensation	33	43	36	30	47
Unrealized loss (gain) on contingent interest derivative on Subordinated Convertible Debentures	—	1	1	(1)	(4)
Unrealized loss (gain) on hedging agreements	—	—	1	(2)	1
Adjusted EBITDA from continuing operations	$550	$441	$349	$267	$171

The tables below reconcile quarterly net income for the two year period ended December 31, 2012 to Adjusted EBITDA from continuing operations (in millions):

	Quarter Ended				Year Ended December 31, 2012
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Net income	$68	$68	$78	$106	$320
Income from discontinued operations, net of tax	(2)	—	(1)	(5)	(8)
Interest expense	12	13	13	12	50
Income tax expense	21	24	25	30	100
Depreciation and amortization	13	14	13	15	55
Stock-based compensation	8	8	10	7	33
Unrealized loss (gain) on contingent interest derivative on Subordinated Convertible Debentures	1	3	3	(7)	—
Unrealized (gain) loss on hedging agreements	—	(1)	—	1	—
Adjusted EBITDA from continuing operations	$121	$129	$141	$159	$550

	Quarter Ended				Year Ended December 31, 2011
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Net income (loss)	$41	$(11)	$59	$54	$143
Loss (income) from discontinued operations, net of tax	1	3	—	(8)	(4)
Interest expense	12	112	11	12	147
Income tax expense (benefit)	17	(16)	22	32	55
Depreciation and amortization	14	14	14	14	56
Stock-based compensation	15	14	7	7	43
Unrealized (gain) loss on contingent interest derivative on Subordinated Convertible Debentures	—	(1)	—	2	1
Unrealized (gain) loss on hedging agreements	—	(1)	—	1	—
Adjusted EBITDA from continuing operations	$100	$114	$113	$114	$441
The following table reconciles net income to Adjusted EBITDA for the year ended December 31, 2012 (in thousands):

Year Ended December 31, 2012

Net income	$320,032
Interest expense	50,196
Income tax expense	103,805
Depreciation and amortization	54,819
Stock-based compensation	33,362
Unrealized gain on contingent interest derivative on Subordinated Convertible Debentures	(422)
Unrealized loss on hedging agreements	299
Adjusted EBITDA	$562,091

Verisign's management believes that presenting Adjusted EBITDA and Adjusted EBITDA from continuing operations enhance the investors' overall understanding of Verisign's financial performance and the comparability of Verisign's operating results from period to period. However, Adjusted EBITDA and Adjusted EBITDA from continuing operations have important limitations as analytical tools. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA and Adjusted EBITDA from continuing operations do not reflect Verisign's cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA and Adjusted EBITDA from continuing operations do not reflect changes in, or cash requirements for, Verisign's working capital needs;

•
Adjusted EBITDA and Adjusted EBITDA from continuing operations do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on Verisign's debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA from continuing operations do not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of Verisign's overall long-term incentive compensation package, although Verisign excludes it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA from continuing operations differently than Verisign does, limiting their usefulness as comparative measures.
Because of these limitations, Adjusted EBITDA and Adjusted EBITDA from continuing operations should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.
“Cash interest expense” is also a non-GAAP financial measure. Cash interest expense refers to interest expense, computed in accordance with GAAP, plus interest or financing costs capitalized or deferred in the period, less contingent interest paid to holders of the Subordinated Convertible Debentures and amortization of debt discounts and issuance costs.

Verisign's management believes that presenting cash interest expense enhances the investors' overall understanding of Verisign's financial performance and the comparability of its operating results from period to period. However, cash interest expense has important limitations as an analytical tool and is not meant to be considered in isolation or as a substitute for measures prepared in accordance with GAAP. In addition, Verisign's use of cash interest expense may not be comparable to similarly titled measures of other companies.
The following table reconciles interest expense for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 to cash interest expense (in millions):

	Year Ended December 31,
	2012	2011	2010	2009	2008
Interest expense	$50	$147	$158	$47	$44
Interest or financing costs capitalized or deferred	1	2	1	1	4
Amortization of debt issuance costs	—	—	(1)	(1)	(1)
Amortization of debt discount	(8)	(7)	(7)	(6)	(6)
Contingent interest paid to holders of Subordinated Convertible Debentures (a)	—	(100)	(109)	—	—
Cash interest expense	$43	$42	$42	$41	$41

(a) The contingent interest payments made to holders of the Subordinated Convertible Debentures during 2011 and 2010 are excluded from the calculation of cash interest as that term is defined in the credit agreement governing Verisign's $200.0 million committed senior unsecured revolving credit facility. Future contingent interest payments, if any, will be included in cash interest expense.

Item 8.01.	Other Events.

In connection with the Offering, Verisign issued a press release. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

The information in Item 2.02 and Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits

Exhibit Number	Description

99.1	Text of press release of VeriSign, Inc. issued on April 8, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: April 8, 2013	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Text of press release of VeriSign, Inc. issued on April 8, 2013.